UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

ECO-SHIFT POWER CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	000-21134	04-2893483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1090 Fountain Street North

Cambridge, Ontario N3H 4R7

(Address of Principal Executive Offices)

(519) 650-9506

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On July 18, 2014, Eco-Shift Power Corp. (the “Company”) entered into subscription agreements with accredited investors for the issuance of convertible promissory notes in the aggregate principal amount of $215,000, together with common stock purchase warrants to purchase an aggregate of 1,075,000 shares of common stock at $0.25 per share. The convertible notes bear interest at 8% per annum, subject to a default rate at 12% per annum, and mature on the one-year anniversary of the date of issuance. The notes may be pre-paid at any time at the option of the Company. The unpaid principal and accrued and unpaid interest are convertible at any time before prepayment in full or the maturity date, at the option of the noteholder, into shares of common stock of the Company at a conversion price of $0.15 per share. The warrants are exercisable for three years.

The Company paid WestPark Capital, Inc. commissions and reimbursement of expenses of an aggregate of approximately $38,000 in connection with the issuance of the notes and warrants.

The sales of securities were made as part of an offering of up to $750,000 of convertible promissory notes and warrants, of which notes in the principal amount of $150,000 and warrants for the purchase of 750,000 shares were issued on July 2, 2014.

The above descriptions of the subscription agreements, convertible promissory notes and common stock purchase warrants are qualified in their entirety by reference to the form of subscription agreement, convertible promissory note and common stock purchase warrant attached as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Subscription Agreement (Incorporated by reference to the registrant’s Current Report on Form 8-K filed July 16, 2014).

4.2	Form of Convertible Promissory Note (Incorporated by reference to the registrant’s Current Report on Form 8-K filed July 16, 2014).

4.3	Form of Warrant (Incorporated by reference to the registrant’s Current Report on Form 8-K filed July 16, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eco-Shift Power Corp.

Date: July 31, 2014	By:	/s/ James Hughes
	Name:	James Hughes
	Title:	Chief Financial Officer